EXHIBIT 21.1

                              SOLPOWER CORPORATION
                                  SUBSIDIARIES


       NAME               JURISDICTION OF INCORPORATION                OWNERSHIP
       ----               -----------------------------                ---------
Solpower Canada, Inc.            Ontario, Canada                          50%